UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2017

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 3, 2017, we hired James A. McLaughlin to serve as the President and Chief Executive Officer of our wholly-owned subsidiary Link Media Holdings, LLC, in replacement of Sean Cash, who formerly served in such capacity.

In connection with the employment of Mr. McLaughlin, Link Media Holdings, LLC and Mr. McLaughlin entered into an Executive Employment Agreement, dated March 3, 2017 (the "Employment Agreement").  There are no family relationships between Mr. McLaughlin and any of the directors or executive officers of Link Media Holdings, LLC or the Company or any of its other subsidiaries, and no other arrangements or understandings between Mr. McLaughlin and any other persons pursuant to which he was selected as the President and Chief Executive Officer of Link Media Holdings, LLC. Additionally, there are no related party transactions involving the Company or Link Media Holdings, LLC and Mr. McLaughlin that we would be required to report pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Employment Agreement, Mr. McLaughlin will receive an annual base salary of $208,000, which may be incrementally increased up to $500,000 based upon the achievement of certain annual revenue thresholds.  Mr. McLaughlin will be eligible for a fee of 0.5% in connection with the sourcing of certain acquisition targets. In addition, Mr. McLaughlin will be eligible to receive an annual incentive cash bonus equal to 25% of the increase in annual earnings against a defined baseline, which baseline shall be subject to a minimum threshold and shall be mutually revised to the extent that capital investments or acquisition activity impacts the earnings of Link Media Holdings, LLC (although the amount of such annual bonus for calendar year 2017 will be at the discretion of Link Media Holdings, LLC).  Further, Mr. McLaughlin will be eligible for a long-term incentive cash bonus based upon the achievement of certain earnings thresholds.  Mr. McLaughlin will also be eligible to participate in all customary employee benefit plans or programs adopted by Link Media Holdings, LLC from time to time and made generally available to similarly situated executive employees.

Additionally, the Employment Agreement provides that Mr. McLaughlin's employment with Link Media Holdings, LLC may be terminated by either party for any reason upon thirty (30) days' written notice.  In the event Mr. McLaughlin's employment is terminated by Link Media Holdings, LLC without "Cause" or by Mr. McLaughlin for "Good Reason," Mr. McLaughlin will be eligible to receive severance pay equal to twelve months' base salary.

The Employment Agreement is attached to this Report on Form 8-K as Exhibit 10.1.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On March 6, 2017, we amended our Bylaws.  This action was taken by means of an action by unanimous written consent of our Board of Directors.  The amendment added language to the provision of the Bylaws headed "Certificates of Stock," entitling the Board of Directors to authorize the issuance of uncertificated shares of our capital stock.  The amendment will enable us to issue shares in electronic "book entry" form.

The text of Article VI, Section 1 of the Bylaws, as amended by the amendment, is attached to this Report on Form 8-K as Exhibit 3.1.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit Number                     Exhibit Title

3.1	Text of Article VI, Section 1 of the Bylaws of Boston Omaha Corporation, as amended.

10.1	Executive Employment Agreement dated March 3, 2017, by and between Link Media Holdings, LLC and James A. McLaughlin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 BOSTON OMAHA CORPORATION
                                                                 (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, Co-Chief Executive Officer
Date: March 9, 2017